As filed with the Securities and Exchange Commission on July 31, 2007

Registration Statement No. 2-76276

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Pacific Square, 220 N.W. Second Avenue

Portland, Oregon 97209

503-226-4211

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NORTHWEST NATURAL GAS COMPANY EMPLOYEE STOCK OWNERSHIP PLAN

(Full title of the plan)

MARK S. DODSON	DAVID H. ANDERSON	JOHN T. HOOD, Esq.
Chief Executive Officer One Pacific Square 220 N.W. Second Avenue Portland, Oregon 97209 503-226-4211	Senior Vice President and Chief Financial Officer One Pacific Square 220 N.W. Second Avenue Portland, Oregon 97209 503-226-4211	Thelen Reid Brown Raysman & Steiner LLP 875 Third Avenue New York, New York 10022 212-603-2000

(Name, address, including zip code, and telephone number, including area code, of agents for service)

This post-effective amendment shall become effective upon filing with the Securities and Exchange Commission in accordance with Rules 464 and 456 of the Securities Act of 1933, as amended.

TERMINATION OF REGISTRATION STATEMENT

Northwest Natural Gas Company (the “Company”) filed a registration statement on Form S-8 (File No. 2-76276) with the Securities and Exchange Commission (the “SEC”) on February 26, 1982 (the “Registration Statement”), registering 111,578 shares of the Company’s common stock for issuance under the Northwest Natural Gas Company Employee Stock Ownership Plan. The SEC declared the Registration Statement effective on March 1, 1982.

In accordance with the terms of the Registration Statement, the Company is filing this post-effective amendment to the Registration Statement to deregister any securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 31st day of July, 2007.

NORTHWEST NATURAL GAS COMPANY

By:	/s/ Mark S. Dodson
Mark S. Dodson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Dodson	Chief Executive Officer and Director	July 31, 2007
Mark S. Dodson	(Principal Executive Officer)

/s/ David H. Anderson	Senior Vice President and Chief Financial	July 31, 2007
David H. Anderson	Officer (Principal Financial Officer)

/s/ Stephen P. Feltz	Treasurer and Controller	July 31, 2007
Stephen P. Feltz	(Principal Accounting Officer)

Timothy P. Boyle	Director	July , 2007

/s/ Martha L. Byorum	Director	July 31, 2007
Martha L. Byorum

/s/ John D. Carter	Director	July 31, 2007
John D. Carter

/s/ C. Scott Gibson	Director	July 31, 2007
C. Scott Gibson

/s/ Tod R. Hamachek	Director	July 31, 2007
Tod R. Hamachek

/s/ Randall C. Papé	Director	July 31, 2007
Randall C. Papé

	Director	July , 2007
Jane L. Peverett

	Director	July , 2007
George J. Puentes

/s/ Richard G. Reiten	Director	July 31, 2007
Richard G. Reiten

/s/ Kenneth Thrasher	Director	July 31, 2007
Kenneth Thrasher

/s/ Russell F. Tromley	Director	July 31, 2007
Russell F. Tromley